UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2011

KEYNOTE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27241	94-3226488
(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, San Mateo, California	94404
(Address of principal executive offices)	(Zip Code)

(650) 403-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                     Completion of Acquisition or Disposition of Assets.

On October 18, 2011, Keynote Systems, Inc. (“Keynote”) completed the acquisition of Mobile Complete, Inc., doing business as DeviceAnywhere (“Mobile Complete”), pursuant to the terms of the Merger Agreement (the “Merger Agreement”) among Keynote, a wholly-owned subsidiary of Keynote and Mobile Complete, previously reported in Keynote’s Current Report on Form 8-K filed on October 13, 2011.  Keynote distributed for payment to the former stockholders of Mobile Complete as of the closing an aggregate of $55,466,551 million in cash inclusive of $6 million in cash allocated to the escrow fund to satisfy indemnification obligations pursuant to the Merger Agreement.  The terms of the Merger Agreement are qualified in their entirety by reference to the full text of the Merger Agreement which is filed as an exhibit to this Report and is incorporated herein by reference. The Merger Agreement contains customary representations and warranties of each of Keynote and Mobile Complete. The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (1) have been qualified by disclosure schedules that the parties have exchanged in connection with the execution of the Merger Agreement, (2) are subject to the materiality standards set forth in the Merger Agreement, which may differ from what may be viewed as material by investors, (3) in certain cases, were made as of a specific date, and (4) may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the execution of the Merger Agreement.

Item 9.01                     Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.

Financial statements of Mobile Complete will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 72 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)                                 Pro Forma Financial Information.

Pro forma financial information reflecting the effect of the Merger will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 72 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)                                 Exhibits.

Exhibit No.	Exhibit Title

2.1	Agreement and Plan of Merger dated October 7, 2011, by and among Keynote Systems, Inc., Kamala Acquisition Corp., Mobile Complete, Inc., and Frederic Veyssiere, as Stockholders’ Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYNOTE SYSTEMS, INC.

Date: October 21, 2011	By:	/s/ Curtis H. Smith
Curtis H. Smith
Chief Financial Officer

Exhibit Index

2.1      Agreement and Plan of Merger dated October 7, 2011, by and among Keynote Systems, Inc., Kamala Acquisition Corp., Mobile Complete, Inc., and Frederic Veyssiere, as Stockholders’ Agent.